Exhibit 10.1

INTELLECTUAL PROPERTY LICENSE AND SUPPLY AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AND SUPPLY AGREEMENT (“Agreement”), dated as of November 21, 2011 (“Effective Date”) is entered into by and among Cybercare, a Delaware corporation (“Cybercare”), located at 2409 N. Falkenburg Dr. ,Tampa Fl., EncounterCare Solutions, Inc., a Delaware corporation (“ECSL” and together with Cybercare, “Licensors”), having a place of business at 2401 PGA Blvd., Suite 196, Palm Beach Gardens, FL 33410 and Authentidate Holding Corp., a Delaware corporation (“Licensee”), having a place of business at Connell Corporate Center, 300 Connell Drive, Berkeley Heights, New Jersey 07922.

WHEREAS, Cybercare and ECSL own or hold rights in certain intellectual property and rights therein relating to in-home telehealth patient monitoring systems and software, and each desires to grant to Licensee a license to the intellectual property and rights therein;

WHEREAS, Licensee desires to obtain a license from Cybercare and ECSL to the intellectual property and rights therein;

NOW, THEREFORE, in consideration of the foregoing and the respective promises and covenants contained in this Agreement, Cybercare, ECSL and Licensee hereby agree as follows:

Definitions.

The following terms shall have the meanings set forth below:

1.1 Affiliate. “Affiliate” shall have the meaning ascribed to such term under Rule 405 of the Securities Act of 1933.

1.2 Baseline Materials. “Baseline Materials” means the versions of the Licensed Materials as are in existence on the Effective Date and which have been provided to Licensee by Licensors prior to the Effective Date pursuant to Section 2.3.

1.3 Baseline EHC Product. “Baseline EHC Product” means the Electronic House Call Product designed and manufactured in accordance with the Baseline Materials.

1.4 Claim. “Claim” shall have the meaning as set forth in Section 12.2.

1.5 Confidential Information. “Confidential Information” shall have the meaning as set forth in Section 16.1.

1.6 Defect. “Defect” shall have the meaning as set forth in Section 7.5.

1.7 Electronic House Call Product. “Electronic House Call Product” means the Electronic House Call device as designed, developed and marketed by Licensors and Express MD Solutions LLC just prior to the Effective Date.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

1.8 Improvements. “Improvements” means any and all modifications, corrections and/or improvements to the Licensor Intellectual Property developed by either Licensors or Licensee.

1.9 Licensed Materials. “Licensed Materials” means all software, including without limitation, source code, object code, compiled code, and annotations to the source code, hardware designs, firmware, system designs, documentation and all other information relating to the foregoing, including for the Electronic House Call Product and related web-based services and applications, and all data obtained by Cybercare and ECSL regarding any product studies and test results for all applications and uses of the Licensed Patents and/or Licensed Products, including, without limitation for the Electronic House Call Product.

1.10 Licensed Patents. “Licensed Patents” means US Patent Nos. 5,987,519 and 6,112,224 and all corresponding worldwide patent applications and patents and all continuations, divisionals, reissues, reexamination certificates, extensions and renewals thereto, and all other patents owned by or licensed to Licensors that relate to in-home telehealth patient monitoring systems and software, and all Licensors Improvements thereto.

1.11 Licensed Products. “Licensed Products” means all products (including, without limitation, hardware, firmware and software) and services (including, without limitation, the Baseline EHC Product and the Updated EHC Product), made, have made, used, licensed, leased, offered for sale, sold or imported by Licensee that are covered by one or more valid and enforceable, issued or pending claims of the Licensed Patents, that are covered by the Licensor Copyrights or that relate to the Licensed Materials.

1.12 Licensor Copyrights. “Licensor Copyrights” means all works of authorship and all other copyrightable materials created or owned by ECSL and/or Cybercare relating to the Licensed Materials, Licensors Improvements, Electronic House Call Product and Licensed Products.

1.13 Licensor Intellectual Property. “Licensor Intellectual Property” means the Licensed Patents, Licensor Copyrights, and Licensed Materials.

1.14 Person. “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust, any unincorporated organization or a government or a political subdivision thereof.

1.15 Product Update Agreement. “Product Update Agreement” shall have the meaning as set forth in Section 3.1.

1.16 Purchase Order. “Purchase Order” shall have the meaning as set forth in Section 4.1.

1.17 RMA. “RMA” shall have the meaning as set forth in Section 7.5.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

1.18 Services Improvements. “Services Improvements” means any and all modifications, corrections and/or improvements to the software services provided and/or developed by Licensee.

1.19 Term. “Term” shall have the meaning as set forth in Section 9.

1.20 Termination Agreement. “Termination Agreement” means the Joint Venture Termination Agreement between ECSL and Licensee dated November 21, 2011.

1.21 Territory. “Territory” means worldwide.

1.22 Updated Baseline Materials. “Updated Baseline Materials” means the Baseline Materials as modified or improved by the Improvements as agreed upon by Licensee and Licensors.

1.23 Updated EHC Product. “Updated EHC Product” means the Electronic House Call Product designed and manufactured in accordance with the Updated Baseline Materials.

2. Licenses and Transfers.

2.1 License Grant. Cybercare and ECSL each grant Licensee a worldwide, perpetual (with respect to the Licensed Materials), irrevocable, royalty-free, non-transferable (other than as set forth herein), non-exclusive license to use the Licensor Intellectual Property to make, have made, use, offer to sell, sell and import, copy, reproduce, modify, publish, display, publicly perform and make derivative works based on the Licensed Products and to incorporate the Licensor Intellectual Property and Licensed Products, in whole or in part, into systems and/or services, within the Territory, and subject to Section 10.2, to develop Improvements and other products and services based on the Licensor Intellectual Property. Cybercare and ECSL also grant Licensee the right to grant limited sub-licenses as set forth in Section 2.2 below.

2.2 Sublicenses. Licensee shall have the right to grant one or more sub-licenses under the Licensor Intellectual Property to customers, distributors, resellers and Affiliates of Licensee to use, offer for sale, sell and import Licensed Products and to sublicense to their customers the right to use the Licensed Products, provided, that the terms of any sub-license shall be no less restrictive on any sub-licensee than the terms of this Agreement are on the Licensee.

2.3 Transfer of Licensed Materials. Upon execution of this Agreement, Cybercare and ECSL shall provide Licensee with access to and a copy of the Licensed Materials.

2.4 Consideration. As consideration for Cybercare and ECSL granting Licensee the rights provided for in this Agreement, (a) Licensee agrees to supply ECSL with Baseline EHC Products and, if applicable, Updated EHC Products, each pursuant to the terms of the Agreement and (b) ECSL and Licensee have entered into the Termination Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

3. Obligations of the Parties.

3.1 Obligations of Licensee

a. Maintaining Baseline Materials. During the term of this Agreement, Licensee shall maintain a copy of the Baseline Materials which shall be made available to ECSL promptly upon its–request; provided that should the parties develop Improvements and agree in writing, that Licensee should supply products incorporating the Improvements (“Product Update Agreement”), then as of the date of such Product Update Agreement Licensee shall no longer be required to maintain a copy of the Baseline Materials, but shall instead be obligated to maintain a copy of the Updated Baseline Materials, which shall be made available to ECSL upon its request. To the extent that the parties continue to develop additional Improvements, the steps above shall be repeated with respect to each Product Update Agreement.

b. Supply by Licensee. Licensee shall supply ECSL with the Baseline EHC Product in the quantities as reasonably requested by ECSL pursuant to Purchase Orders submitted to Licensee by ECSL, as set forth in Section 4. Upon the execution of a Product Update Agreement, thereafter all new Purchase Orders submitted by ECSL shall be filled with the Updated EHC Product. All Purchase Orders submitted by ECSL prior to the date of such Product Update Agreement, for which products have been scheduled for delivery more than thirty (30) days following the date of such Product Update Agreement, shall be filled with either the Baseline EHC Product or the Updated EHC Product, or a combination thereof, at Licensee’s discretion.

c. Manufacturing. All manufacturing of Licensed Products, and sales, and other costs, fees or charges of any kind relating to the Licensed Products up to the point of sale of such Licensed Products by Licensee shall be the sole responsibility of Licensee.

d. FDA Inspections. During the Term of the Agreement, Licensee shall be responsible for all activities relating to quarterly inspections by the FDA, including, without limitation, all costs, fees, expenses and other charges arising therefrom.

3.2 Obligations of ECSL and/or Licensor.

a. Purchases of Products. ECSL shall purchase all of the Baseline EHC Products and Updated EHC Products that it purchases and/or sells, only from Licensee.

b. Services and Support. Cybercare and ECSL shall provide any and all services and support relating to the Baseline Materials and to any Licensors Improvements provided to Licensee, as reasonably requested by Licensee. Any support and/or services pursuant to this Section 3.2(b) shall be at a reasonable price and on terms as negotiated, in good faith, by the parties on a per project basis.

c. Improvements. None of the parties shall be under any obligation to make any Improvements. The parties may agree to exchange Improvements pursuant to a Product Update Agreement.

4. Orders.

4.1 Purchase Orders. Purchase orders for Baseline EHC Products and Updated EHC Products shall be submitted to Licensee in writing and may be sent via post, fax, email or

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

other electronic communication. Each purchase order shall include: (i) date of issuance, (ii) Purchase Order number, (iii) identification of products ordered including part number and description, (iv) quantity of products to be delivered, (v) requested delivery date, (vii) delivery address, and (viii) any specific delivery instructions such as freight carrier to be used (“Purchase Order”).

4.2 Applicable Terms. The parties agree that the terms and conditions of this Agreement will govern all Purchase Orders submitted by ECSL under this Agreement and will prevail over any and all other terms and conditions of any kind proposed by ECSL or Licensee, or any language inserted into any Purchase Order or any Purchase Order acknowledgement, unless both parties sign a document that expressly states a deviation to this Agreement.

4.3 Acceptance of Purchase Order. Licensee shall make all reasonable efforts to acknowledge in writing all ECSL Purchase Orders within five (5) business days of receipt thereof. In the event Licensee is not able to meet the requested delivery date and quantities, Licensee will notify ECSL promptly after receipt of ECSL’s Purchase Order stating the anticipated length of and the cause of the delay If notice of acceptance is not received by ECSL within five (5) business days from receipt by Licensee, such Purchase Order is deemed rejected.

4.4 Reschedules and Cancellation.

a. Rescheduling. Other than during the period that is less than four (4) weeks prior to the agreed delivery date for a product, ECSL may reschedule the agreed delivery date a maximum amount of one (1) time; provided that such rescheduled delivery date is not (a) earlier than or (b) more than four (4) weeks after, the original agreed delivery date, without incurring any liability.

b. Cancellation. ECSL shall be entitled to cancel Purchase Orders wholly or partially four (4) weeks or more prior to the original delivery date without charge. Purchase Orders cancelled within four (4) weeks of the original delivery date will incur a cancellation charge equal to [****] percent ([****]) of the purchase price of the products ordered. No orders may be cancelled within two (2) weeks or less from the original delivery date.

4.5 Order Increases. Upon written request from ECSL, Licensee shall use commercially reasonable efforts to: (i) deliver on the requested delivery date the number of items ordered by ECSL in excess of that set forth in ECSL’s forecast; and (ii) deliver the products in less than the expected lead time if so requested by ECSL. Compliance with any such request shall be at Licensee’s sole discretion.

4.6 Forecasts. ECSL shall provide Licensee with a non-binding monthly rolling forecast of its requirements for products for the following twelve month period. ECSL shall also provide Licensee with a binding quarterly forecast at least one month prior to each calendar quarter of its product requirements for such calendar quarter. Within one (1) week of receiving ECSL’s forecast, Licensee shall acknowledge the receipt of the forecast and confirm to ECSL in writing whether or not it can deliver all forecasted products.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5. Delivery.

5.1 Delivery. All products shall be delivered FOB to the carrier identified by ECSL, or if not indentified, via common carrier in accordance with the applicable Purchase Order. Licensee shall comply with the delivery instructions contained in the Purchase Order, unless the parties agree otherwise in writing. Each delivery shall be accompanied by an appropriate delivery note. All delivery notes must include: (i) Purchase Order number, (ii) ECSL’s part number and (iii) Licensee’s serial number (where applicable) of products. All risk of damage or loss to the products shall pass to ECSL upon pick-up by or delivery to the carrier. ECSL or its designee must examine all products immediately upon receipt and note any obvious damage on carrier’s delivery receipt. Damage which becomes apparent when the products are unpacked must be reported to the carrier as soon as discovered. LICENSEE’S RESPONSIBILITY FOR RISK OF LOSS, TRANSPORTATION, STORAGE AND DELIVERY SHALL CEASE WHEN THE PRODUCTS ARE DELIVERED TO OR PICKED-UP BY THE CARRIER. IT SHALL BE ECSL’S RESPONSIBILITY TO FILE A CLAIM WITH THE CARRIER.

5.2 Claims. All claims against Licensee for non-latent defects, or for errors, must be made by ECSL within twenty (20) days after delivery of the relevant products. Failure by ECSL to make a claim for any such defect or error within twenty (20) days shall constitute final and conclusive acceptance of the items delivered and a waiver of any defect or error not reported by such date.

5.3 Lead Times. The lead times for generally available products within the forecast shall be eight (8) weeks with the exception of the first production order which shall be twelve (12) weeks unless Licensee notifies ECSL otherwise in writing. The lead times for non-forecasted products shall be a maximum of twelve (12) weeks unless Licensee notifies ECSL otherwise in writing.

6. Discontinuing of Products. If, during the term of this Agreement, Licensee discontinues a Baseline EHC Product, other than after a Product Update Agreement, or an Updated EHC Product, other than after a Product Update Agreement, Licensee will provide at least six (6) months prior written notice of discontinuation of that product to ECSL. During the Term of this Agreement and for a period of at least two (2) years following the discontinuance of a product, Licensee shall make the Baseline Materials or Updated Baseline Materials, as the case may be, available free of charge to ECSL for use by ECSL in making the Baseline EHC Product or an Updated EHC Product.

7. Product Warranty.

7.1 Warranty. Licensee warrants that (a) the Baseline EHC Products and, if applicable, the Updated EHC Products will be new, free from any defects in material and workmanship and will conform to the Baseline Materials or the Updated Baseline Materials, as the case may be. The warranty period for all Baseline EHC Products and Updated EHC Products shall be the lesser of (a) one hundred eighty (180) days from the date of the FOB delivery and (b) ninety (90) days from the date of first sale of such Baseline EHC Product or Updated EHC Product to an end user customer. This warranty is conditioned upon proper treatment, storage and use of such Baseline EHC Products and Updated EHC Products, and is in lieu of all other

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

obligations or liabilities on the part of Licensee arising out of or in connection with the Baseline EHC Products and Updated EHC Products. This warranty does not extend to any Baseline EHC Products and Updated EHC Products or parts thereof that have been subject to misuse, neglect, accident, unauthorized repair or similar treatment.

7.2 Limitation of Warranty EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE BASELINE EHC PRODUCTS AND UPDATED EHC PRODUCTS, BASELINE MATERIALS, UPDATED BASELINE MATERIALS, AND SERVICES ARE PROVIDED “AS IS” AND “WHERE IS”, AND LICENSEE MAKES NO REPRESENTATION, GUARANTEE OR WARRANTY WITH RESPECT THERETO, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER, IT BEING SPECIFICALLY UNDERSTOOD AND AGREED THAT LICENSEE DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR THE USE FOR WHICH THE BASELINE EHC PRODUCTS AND UPDATED EHC PRODUCTS, BASELINE MATERIALS AND UPDATED BASELINE MATERIALS WERE NOT MANUFACTURED OR INTENDED. LICENSEE DOES NOT WARRANT THAT THE OPERATION OF THE BASELINE EHC PRODUCTS AND UPDATED EHC PRODUCTS, BASELINE MATERIALS OR UPDATED BASELINE MATERIALS WILL BE UNINTERRUPTED OR ERROR FREE. LICENSEE SHALL NOT BE LIABLE TO ECSL OR ANY THIRD PARTY FOR ANY TECHNICAL MALFUNCTION, TELECOMMUNICATION OR INTERNET OUTAGES OR PROBLEMS, COMPUTER ERROR, CORRUPTION OR LOSS OF INFORMATION.

7.3 Third Party Materials. LICENSEE DOES NOT PROVIDE ANY WARRANTY FOR ANY THIRD PARTY MATERIALS OR SERVICES.

7.4 Licensee Limitation of Liability. IN NO EVENT WILL LICENSEE BE LIABLE FOR (i) DIRECT, INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, REPLACEMENT PARTS OR CONSEQUENTIAL DAMAGES, INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH ANY BASELINE EHC PRODUCTS AND UPDATED EHC PRODUCTS, BASELINE MATERIALS, UPDATED BASELINE MATERIALS OR SERVICES PROVIDED PURSUANT TO THE AGREEMENT OR OTHERWISE OR THE USE OR PERFORMANCE OF THE BASELINE EHC PRODUCTS AND UPDATED EHC PRODUCTS, BASELINE MATERIALS, UPDATED BASELINE MATERIALS OR SERVICES OR ANY BREACH OF ANY REPRESENTATION, WARRANTY OR OBLIGATION ARISING UNDER OR IN CONNECTION WITH THE AGREEMENT, WHETHER IN AN ACTION IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR (ii) ANY CLAIMS OR DEMAND AGAINST ECSL BY ANY OTHER PERSON OR ENTITY, INCLUDING WITHOUT LIMITATION, ITS CUSTOMERS OR PATIENTS, ON ACCOUNT OF, OR ARISING FROM, THE USE, INABILITY TO USE, OR PERFORMANCE OF THE BASELINE EHC PRODUCTS AND UPDATED EHC PRODUCTS, BASELINE MATERIALS, UPDATED BASELINE MATERIALS OR SERVICES.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

7.5 Warranty Return Procedure.

a. Return Authorization. If any failure to conform to (a) the Baseline Materials is suspected in any Baseline EHC Products or (b) the Updated Baseline Materials is suspected in any Updated EHC Product (each, a “Defect”), under warranty, ECSL, after obtaining a return material authorization (“RMA”) form and number from Licensee, shall return, at ECSL’s cost, the product containing the Defect. Licensee shall issue ECSL an RMA number within two (2) business days of ECSL’s request to return the defective product. Licensee reserves the right to reject any Baseline EHC Products or Updated EHC Products or other item received from ECSL that does not have an authorized RMA number assigned. ECSL shall be responsible for the loss of such Baseline EHC Products and/or Updated EHC Products or items, and shall ensure that the returned Baseline EHC Products and/or Updated EHC Products or other items are properly packed, insured and returned to Licensee or its designee.

b. Repair or Replacement. Within thirty (30) calendar days of receipt of the defective product, Licensee shall, at Licensee’s option, either repair or replace the defective product and return it to ECSL in accordance with the terms and conditions of this Agreement. All repaired and replaced products shall be warranted for the remaining warranty period of the product that was repaired or replaced.

8. Pricing and Payment and Taxes.

8.1 Pricing. Pricing for each of the Baseline EHC Products and Updated EHC Products shall be Licensee’s [****] plus [****] percent ([****]).

8.2 Payment. All payments are due within thirty (30) days after date of shipment or invoicing whichever occurs first. Invoices shall be remitted to the billing address on the Purchase Order. All amounts payable by ECSL under the Agreement shall accrue interest at the rate of twelve percent (12%) per annum or the maximum allowable interest rate by law, whichever is less, commencing the date that is ten (10) days after the date that such payment is due until paid in full and ECSL shall reimburse Licensee for and hold Licensee harmless from and against any expenses, fees, costs or claims arising from or related to collection of any amounts payable and past due by ECSL.

8.3 Retention. ECSL acknowledges and agrees that until full payment is received by Licensee for all Baseline EHC Products and all Updated EHC Products, Licensee shall retain a security interest in and to such items for the purpose of securing payment from ECSL. Licensee shall have the right to execute and file financing statements evidencing Licensee’s security interest in a form satisfactory for filing with the relevant agencies and/or state authorities.

8.4 Taxes.  Licensors are not responsible for any sales, use, value-added, personal property or other taxes imposed on either Licensee’s or any sub-licensees’ use, possession, offer for sale, or sale of Licensed Products; provided that Cybercare and ECSL are each responsible for all relevant and applicable taxes on and/or related to the products that they purchase from Licensee and the products and services that they offer, sell or license, and for all taxes imposed on Cybercare’s or ECSL’s use, possession, offer for sale, or sale of Baseline EHC Products or Updated EHC Products. Licensee is not responsible for any sales, use, value-added, personal property or other taxes imposed on Cybercare’s or ECSL’s use, possession, offer for sale, or sale of Baseline EHC Products or Updated EHC Products. Each party shall be solely responsible for any taxes based on its own net income.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

9. Term and Termination.

(a) This Agreement shall run in perpetuity or, if terminated sooner, until the date of such termination (“Term”). The license to the Licensed Patents shall run until the last to expire of the Licensed Patents. The license to Licensor Copyrights shall run until the expiration of the last to expire of the Licensor Copyrights and the license to the Licensed Materials and the non-Patent Licensors Improvements shall run in perpetuity. The expiration of the aforementioned licenses on the Licensed Patents or Licensor Copyrights shall not be deemed to be a termination of the Agreement.

(b) Licensee may terminate this Agreement at any time upon sixty (60) days prior written notice to Licensors.

(c) Upon termination of this Agreement for any reason, Licensee shall within ninety (90) days cease all manufacture, use, offering for sale, sale and importing of Licensed Products; provided that Licensee shall have the right to complete the manufacturing of all Licensed Products that are in process of being manufactured and to sell off all existing inventory and all inventory completed pursuant to this Section beyond such period. To the extent reasonably practicable, each party shall promptly return and deliver to the other party all Confidential Information belonging to such party that is in its possession, and shall certify in writing that it has not knowingly retained any copies of such. Any customers that purchase Licensed Products from the Licensee or its distributors, resellers or Affiliates prior to the termination of the Agreement shall have the right to continue to use such products and Licensee and/or its distributors, resellers and/or Affiliates shall have the right to continue to service such customers.

10. Ownership of Rights and Obligations.

10.1 Ownership of Licensor Intellectual Property. Licensee acknowledges and agrees that title to and ownership of the Licensor Intellectual Property and all of the applicable intellectual property rights in and to the Licensor Intellectual Property is owned by Licensor or its licensors.

10.2 Ownership of Improvements. The parties shall have the right to make Improvements, and any such Improvement that is incorporated into the Baseline EHC Product pursuant to a Product Update Agreement shall be owned by ECSL. All Improvements that are the subject of a Product Update Agreement shall be deemed Licensed Materials for purposes of this Agreement.

10.3 Ownership of Services Improvements. Licensee shall have the right to make Services Improvements All Services Improvements shall be owned by Licensee and it shall have no obligation to provide any such improvements to any other party.

10.4 Governmental Submissions. All submissions to governmental agencies and other regulatory bodies, including, without limitation, for purposes of obtaining approvals, licenses or other permissions, is the sole responsibility of Licensee, and Licensors shall have no rights or obligations relating thereto.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

11. Representations and Warranties, Limitations, Limitation of Liability.

11.1 Representations and Warranties. Licensors represent and warrant to Licensee that (i) Licensors have full power and authority to enter into this Agreement and to grant the rights granted hereunder; (ii) Licensors have written agreements with the inventors, creators, and/or licensors of any of the patents, software, copyrights, and technology comprising the Licensor Intellectual Property sufficient for them to grant the rights to Licensee hereunder; (iii) the use and practice of the Licensor Intellectual Property, and the methods, processes and systems used to perform any services therewith shall not infringe upon or violate any trademark, trade secret, patent, copyright or other intellectual property or proprietary right of a third party; (iv) Licensors shall comply with all applicable laws, rules and regulations in the performance of their obligations hereunder; (v) Licensors’ execution and performance of this Agreement will not conflict with, violate, or otherwise result in a breach of the terms of any contract or agreement to which Licensors are bound, or any law, regulation, order, judgment or decree of any court, arbitrator or any other governmental or regulatory body binding upon Licensors; (vi) the Licensed Materials do not and will not contain anything that would disrupt, disable, harm, or otherwise (a) impede in any manner the Licensee’s or its customers’ systems (computer or otherwise) or operations, (b) impact in any way the Licensee’s or its customers use of the Licensed Products or (c) permit the Licensors or any third party to access Licensee’s or its customers’ systems (computer or otherwise) or operations; (vii) the Licensed Materials and the Baseline EHC Product will function substantially in accordance with the capabilities as indicated in any and all documents, specifications or other written or electronic materials related thereto and will not require any key or other code or password to enable their operation; and (viii) Licensors are not aware of any information that could form the basis of any claim relating to the Licensor Intellectual Property or the Electronic House Call Product.

11.2 Limitations. Nothing contained in this Agreement shall be construed as creating any form of license or rights under any patents, copyrights, mask works, trademarks, service marks, trade names, service names, trade dress, trade secrets, know-how, or confidential information owned or controlled by Licensors or Licensee, other than as specifically indicated herein.

11.3 Limitation of Liability.

a. IN NO EVENT SHALL ANY PARTY, ITS AGENTS, OFFICERS, DIRECTORS OR EMPLOYEES, HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY FOR THE COST OF SUBSTITUTE GOODS OR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING IN ANY MANNER IN CONNECTION HEREWITH, OR OUT OF THIS AGREEMENT, THE PERFORMANCE OR BREACH HEREOF OR THE SUBJECT MATTER HEREOF, HOWEVER CAUSED, WHETHER BY NEGLIGENCE OR OTHERWISE, REGARDLESS OF THE FORM OF ACTION, WHETHER FOR BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT PRODUCT LIABILITY, INFRINGEMENT OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS DO NOT APPLY TO ANY BREACH OF SECTIONS 11.1, 12 OR 16. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

12. Indemnification and Disclaimer.

12.1 Indemnification.

a. By Licensor. Each of the Licensors shall indemnify, defend and hold harmless Licensee and its officers, directors, representatives and agents against any claim, demand or cause of action (a) alleging infringement of any third party intellectual property rights based on the manufacture, use, offering for sale or sale of any Licensed Products, (b) based on or resulting from a breach of any provision of this Agreement by either of the Licensors, provided, that Licensee shall promptly notify Licensors upon learning of any such claim, demand or cause of action, or (c) based on or relating to any damage to property or injury to or death of any person resulting from or relating to any Licensed Products, provided, that Licensee shall promptly notify Licensors upon learning of any such claim, demand or cause of action, and provide Licensors with such assistance as reasonably requested by Licensors in defending against such claim, demand or cause of action.

b. By Licensee. Licensee shall indemnify, defend and hold harmless Licensors and its officers, directors, representatives and agents against any claims, demands or causes of action (a) based on the unauthorized making, using, offering for sale or selling of any Licensed Products by Licensee, or (b) based on or resulting from a breach of any provision of this Agreement by Licensee, provided, that Licensors shall immediately notify Licensee upon learning of any such claim, demand or cause of action, and provide Licensee with such assistance as reasonably requested by Licensee in defending against such claim, demand or cause of action.

12.2 Mitigation. In the event that any claim, demand or cause of action (“Claim”) is asserted against Licensors alleging infringement of any third party intellectual property rights resulting from the manufacture, use, offer for sale, sale or importing by Licensee of any of the Licensed Products, Licensors shall have the right to use commercially reasonable efforts to seek to resolve such Claim by one or more of the following: (a) working with Licensee to modify the Licensed Products such that they no longer infringe or (b) obtaining a license to the asserted intellectual property (the payments under which shall be borne by Licensors).

12.3 Disclaimer. It is expressly understood that Licensee is merely a supplier of the Baseline EHC Products and Updated EHC Products, if any, and it is in no way involved with or responsible for any judgment, determination, diagnosis, actions or omissions, made by ECSL or any of its customers or patients, or any of their respective successors, assigns, agents, employees or representatives. The Baseline EHC Products and Updated EHC Products, if any, are to be used for informational purposes, and are not intended to replace or supersede sound medical advice. Each end user is advised to consult with a medical physician before using any medical equipment or services or beginning any health regimen whatsoever. ECSL shall not represent or imply in any manner to any customer or patient or to any other person or

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

entity, or to any governmental or quasi-governmental bodies, agencies, and authorities (“Governmental Authorities”) that the provision to ECSL, or ECSL’s customers and patients or the use by any of them of the Baseline EHC Products or Updated EHC Products, if any, constitutes an endorsement or promotion by Licensee of any of them or the services that ECSL or its customers provide. Licensee shall not be responsible for monitoring the content of any information transmitted by ECSL or any of its customers or patients. ECSL shall be solely responsible and liable for, and Licensee shall have no responsibility or liability for, the costs or expenses of any equipment and services, including, without limitation, telephone lines, electricity or other utilities, used or required by ECSL or ECSL’s customers and patients to operate the Baseline EHC Products or Updated EHC Products, as the case may be. ECSL represents and warrants and covenants on the date hereof and throughout the Term of the Agreement that it has and will maintain all licenses, permits, approvals and authorizations necessary or appropriate from all Governmental Authorities to purchase and use the Baseline EHC Products and Updated EHC Products and ECSL will use and maintain all of the same strictly in accordance with, and otherwise will comply with, all laws, rules, regulations, guidelines, and ordinances of all Governmental Authorities (“Applicable Laws”). LICENSEE MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, THAT THE PURCHASE, USE OR MAINTANANCE OF ANY OF THE BASELINE EHC PRODUCTS OR UPDATED EHC PRODUCTS COMPLIES WITH ANY APPLICABLE LAWS.

13. Marking. Licensee shall permanently mark with the numbers of issued Licensed Patents owned by Licensors all of the Licensed Products in accordance with 35 U.S.C. § 287 and in substantially the following form: “This product is covered by one or more of the following United States Patents: 5,987,519 and/or 6,112,224”.

14. Non Assignment.

14.1 The Agreement shall not be assigned or transferred in whole or in part by any party without the prior written consent of the others; provided, that a party may assign the Agreement without notice or prior written consent to an acquirer of all or substantially all of the assets or outstanding equity relating to such party’s business or portion of its business to which this Agreement or the Licensed Products relate. Any purported assignment or transfer in violation of this Section shall be void. This Agreement will bind and benefit the parties and their successors and assigns. Notwithstanding the above, Licensee may assign this Agreement to an entity that is an Affiliate of Licensee. The validity of any approved or allowable assignment of this Agreement or any of the rights or privileges under this Agreement shall be subject to the assignee agreeing in advance in writing to be bound by the terms of this Agreement.

15. Infringement by Third Parties. Licensee shall have the initial right to bring suit and initiate proceedings relating to any infringement of the Licensor Intellectual Property and to settle the same. All costs and expenses relating to any such suit or suits or proceeding shall be paid for by Licensee, and any and all recoveries, awards, or payments from said suits or any settlements thereof shall be the property of Licensee. Licensors shall reasonably cooperate with and assist Licensee in all such suits as Licensee deems reasonably appropriate or necessary and all costs and expenses thereof shall be borne by Licensee. If any party becomes aware of any infringement or misappropriation of the Licensor Intellectual Property by any third-party, such

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

party shall promptly notify the other parties of such and provide the other parties with any and all evidence thereof in its possession or control. Should Licensee choose not to bring suit or initiate proceedings relating to the infringement of the Licensor Intellectual Property within one hundred twenty (120) days of learning of such infringement, Licensors shall have the right to bring such suit or initiate such proceedings, provided, that Licensors shall be responsible for the payment of all costs and expenses relating to any such suit or suits or proceeding, and any and all recoveries, awards, or payments from said suits or any settlements thereof shall be divided equally by the parties after reimbursement of Licensors for its costs and expenses in bringing the lawsuit.

16. Information and Confidentiality.

16.1 Confidentiality. Each of the parties acknowledges that the information relating to the Licensor Intellectual Property and other information provided by any party to any other party, including pursuant to this Agreement relates or will relate to information that is not or will not be publicly available (the “Confidential Information”). The Confidential Information provided hereunder is valuable, proprietary, and unique, and each of the parties agrees to maintain the confidentiality of the Confidential Information and to be bound by and observe the proprietary nature thereof as provided herein. Each of the parties agrees to take diligent action to fulfill its obligations hereunder by instruction or agreement with its employees, consultants, advisors or agents (whose confidentiality obligations shall survive termination of employment or agency) who are permitted access to the Confidential Information. Access shall only be given on a need-to-know basis, except as otherwise set forth herein or as may be permitted in writing by disclosing party. The terms and conditions of this Agreement are also confidential to the parties. No party shall disclose any such terms and conditions during the Term of the Agreement and thereafter without prior written approval by the other parties, except as required by law.

16.2 Injunctive Relief. Each party acknowledges and agrees that the unauthorized use or disclosure of the Confidential Information or any part thereof may cause irreparable injury to the other party, who shall therefore be entitled to seek injunctive relief to enforce these license restrictions, in addition to any other remedies available at law, in equity, or under this Agreement, and without the need to post a bond even if ordinarily required.

16.3 Confidentiality Exceptions. Notwithstanding the provisions of this Section 16, the confidentiality obligations hereunder shall not apply to (i) information that is known to the public or is generally known within the industry or business, (ii) information that was legally acquired by Licensors or Licensee, as the case may be, from a third-party in good faith, provided that such disclosure by the third-party was not in breach of any agreement between such third-party and Licensors or Licensee, as the case may be, (iii) information that was required to be disclosed pursuant to law or order of a court having jurisdiction (provided that the party required so to disclose such Confidential Information shall offer the party owning such Confidential Information the opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information, when appropriate, provided that in the case of Licensee any disclosure pursuant to SEC requirements shall not require the prior notification of Licensor) and relating to enforcement of this Agreement, but only to the extent of any such required disclosure, and (iv) information that Licensee needs to disclose to existing and potential investors, subject to any such existing and potential investors agreeing to be bound by the confidentiality obligations hereunder.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

17. Survival. The terms of Articles 7, 8 (until all required payments have been made by Licensors), 10, 11, 12, 15, 16, 17, and Sections 2.1, 2.2, 8.4, 18.1-18.4, 18.7-18.9 and 18.11-18.15 shall survive the termination or expiration of this Agreement

18. General Provisions.

18.1 Choice of Law. This Agreement will be governed by, and construed and interpreted according to, the substantive laws of the State of Delaware, without regard to its choice of law provisions.

18.2 Choice of Forum. Any claim or action brought by a party hereto arising in any way out of this Agreement must be brought in the United States District Court for the Southern District of New York or, if subject matter jurisdiction cannot be obtained in that court, in any court of competent jurisdiction sitting in New York State. Licensors and Licensee hereby submit to the jurisdiction and venue of said courts for these purposes.

18.3 Rights in Bankruptcy. All rights and licenses to the Licensor Intellectual Property granted under or pursuant to any section of this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, 11 U.S.C. § 101 et seq., licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Licensee shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction with respect to such rights and licenses to the Licensed Patents.

18.4 Relationship of the Parties. The parties are independent contractors under this Agreement and the parties do not intend to create any partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner that expresses or implies a relationship other than that of independent contractor, nor bind the other party.

18.5 Force Majeure. No party to this Agreement shall be held responsible for the performance of any obligations under this Agreement provided such performance is hindered or prevented by any circumstances of Force Majeure which are riot, terrorism, strike, lock-out, flood, or other natural catastrophes or national or local Government regulations and provided the party frustrated notifies the other party without delay in writing at the beginning and end of any such circumstances. The party frustrated shall use every endeavour to minimize the hindrance or prevention of such fulfillment. Upon the ending of such circumstance, the frustrated party shall without delay resume the fulfillment of its obligations including any obligations, the performance of which was interrupted thereby.

18.6 Import and Export. The parties acknowledge that any Licensed Products, Baseline Materials, Updated Baseline Materials, and technical information provided under this Agreement may be subject to United States or other export laws and regulations and any use or transfer of such Licensed Products, Baseline Materials, Updated Baseline Materials, and technical information must be authorized under those laws and regulations. The parties agree that they will not use, distribute, transfer, or transmit the Licensed Products, Baseline Materials, Updated Baseline Materials, or technical information (even if incorporated into other products) except in

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

compliance with such export regulations. Each party shall cooperate with the other parties and provide reasonable supporting information under its control that is necessary or useful for such party to comply with such regulations to export the Baseline EHC Products and the Updated EHC Products.

18.7 Entire Agreement. The Agreement is the final and entire agreement between the parties relating to the subject matter and supersedes any and all prior or contemporaneous discussions, statements, representations, warranties, correspondence, conditions, negotiations, understandings, promises and agreements, oral and written, with respect to such subject matter.

18.8 No Reliance. The parties each acknowledge that, in entering into this Agreement, they have not relied upon any statements, representations, warranties, correspondence, negotiations, conditions, understandings, promises and agreements, oral or written, not specifically set forth in this Agreement. All of the parties represent that they are represented by legal counsel and have been fully advised as to the meaning and consequence of all of the terms and provisions of this Agreement.

18.9 Waiver; Modifications. No provision of this Agreement shall be waived unless set forth in writing and signed by the party effecting such waiver. No waiver of the breach of any of the terms or provisions of this Agreement shall be a waiver of any preceding or succeeding breach of this Agreement or any other provisions thereof. No waiver of any default, express or implied, made by any party hereto shall be binding upon the party making such waiver in the event of a subsequent default. This Agreement may only be modified or amended by a written agreement executed by each of the parties.

18.10 Notices. Any notices permitted or required under the provisions of this Agreement shall be in writing and shall be personally delivered, mailed by certified mail, postage prepaid or by facsimile transmission (with proof of transmission) or shall be sent by overnight courier service to the address of the relevant party as first set forth above. Cybercare, ECSL or Licensee may direct notices to be sent to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

18.11 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, void, illegal, or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force.

18.12 Cooperation. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

18.13 Titles. Some Sections of this Agreement have titles and some do not. The fact that some Sections hereof do not have titles shall have no significance. The titles are included for ease of reference only, and shall not be used to construe the meaning of this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

18.14 Authority. All parties and authorized representatives signing this Agreement represent and warrant that they have authority to execute and enter into this Agreement.

18.15 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall constitute a single agreement binding on the parties. Facsimile signatures shall be binding for all purposes.

IN WITNESS WHEREOF, the parties have executed this Patent and Technology License Agreement through their duly authorized representatives on the date set forth above.

CYBERCARE		AUTHENTIDATE HOLDING CORP.

By:	/s/ John Stanton	By:	/s/ O’Connell Benjamin
Name: John Stanton, President		Name: O’Connell Benjamin
Title: President		Title: Chief Executive Officer

ENCOUNTERCARE SOLUTIONS, INC.

By:	/s/ Ronald W. Mills, Sr.
Name: Ronald W. Mills, Sr.
Title: Chief Executive Officer

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]